                                                                     EXHIBIT (P)

                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                        Discover Card Master Trust I
                       Series 1997-3 Monthly Statement
                   Class A Certificate CUSIP #25466KBH1
                   Class B Certificate CUSIP #25466KBJ7


Trust Distribution Date: January 15, 1999   Due Period Ending: December 31, 1998

Pursuant to the Series Supplement dated as of October 23, 1997 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.    Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
      -----------------------------------------------------------------------------------------------------------

      Series  1997-3                                                  Total        Interest       Principal
            Class A      31 days at 5.665470000%                 $4.878599167    $4.878599167    $0.000000000

            Class B      31 days at 5.845470000%                 $5.033599167    $5.033599167    $0.000000000

2.    Principal Receivables at the end of the Due Period
      --------------------------------------------------
  (a) Aggregate Investor Interest                        $18,653,104,342.64

      Seller Interest                                     $9,454,017,561.11

      Total Master Trust                                 $28,107,121,903.75


  (b) Group One Investor Interest                        $16,103,104,342.64

  (c) Group Two Investor Interest                         $2,550,000,000.00

  (d) Series 1997-3 Investor Interest                       $684,211,000.00

  (e) Class A Investor Interest                             $650,000,000.00

      Class B Investor Interest                              $34,211,000.00

3.    Allocation of Receivables Collected During the Due Period
      ---------------------------------------------------------

                                                                Finance Charge         Principal        Yield
                                                                 Collections          Collections     Collections
  (a) Allocation of Collections between Investor and Seller

      Aggregate Investor Allocation.                           $305,843,595.24     $2,723,677,162.01            $0.00

      Seller:                                                   $85,109,264.76       $757,936,946.60            $0.00

  (b) Group One Allocation                                     $264,320,101.02     $2,353,891,445.90            $0.00

  (c) Group Two Allocation                                      $41,523,494.22       $369,785,716.11            $0.00

  (d) Series 1997-3 Allocations                                 $11,141,374.61        $99,219,038.86            $0.00

  (e) Class A Allocations                                       $10,584,266.78        $94,257,738.76            $0.00

      Class B Allocations                                          $557,107.83         $4,961,300.10            $0.00

4.    Information Concerning the Series Principal Funding Accounts ("SPFA")
      ---------------------------------------------------------------------
                         Deposits into the
                          SPFAs This         SPFA    Deposit Deficit    Investment
                          Due Period        Balance      Amount           Income
      Series 1997-3            $0.00          $0.00          0.00            $0.00

5.    Information Concerning Amount of Controlled Liquidation Payments
      ----------------------------------------------------------------
                                                                    Total Payments
                               Amount Paid       Deficit Amount     Through This
                              This Due Period    This Due Period     Due Period
      Series 1997-3                     $0.00              $0.00                 $0.00

6.    Information Concerning the Series Interest Funding Accounts ("SIFA")
      --------------------------------------------------------------------
                                             Deposits Into the
                                               SIFAs This
                                               Due Period        SIFA Balance
      Series 1997-3                            $3,343,293.92              $0.00

7.    Pool Factors
      ------------
                                                                 This Due Period
      Class A                                                         1.00000000

      Class B                                                         1.00000000

8.    Investor Charged-Off Amount
      ---------------------------                                         Cumulative
                                                                     Investor Charged-Off
                                            This Due Period                 Amount
  (a) Group One                               $100,357,279.92                    $0.00

  (b) Group Two                                $15,765,675.46                    $0.00

  (c) Series 1997-3                             $4,230,166.55                    $0.00

  (d) Class A                                   $4,018,643.38                    $0.00

      Class B                                     $211,523.17                    $0.00

9.    Investor Losses This Due Period
      -------------------------------                                     Per $1,000 of
                                                                        Original Invested
                                                     Total                 Principal
  (a)Group One                                          $0.00                  $0.00

  (b)Group Two                                          $0.00                  $0.00

  (c)Series 1997-3                                      $0.00                  $0.00

  (d)Class A                                            $0.00                  $0.00

     Class B                                            $0.00                  $0.00

10.   Reimbursement of Investor Losses This Due Period
      ------------------------------------------------             Per $1,000 of
                                                                 Original Invested
                                                  Total             Principal
  (a) Group One                                      $0.00               $0.00

  (b) Group Two                                      $0.00               $0.00

  (c) Series 1997-3                                  $0.00               $0.00

  (d) Class A                                        $0.00               $0.00

      Class B                                        $0.00               $0.00

11.   Aggregate Amount of Unreimbursed Investor Losses
      ------------------------------------------------             Per $1,000 of
                                                                 Original Invested
                                                 Total              Principal
  (a) Group One                                     $0.00                $0.00

  (b) Group Two                                     $0.00                $0.00

  (c) Series 1997-3                                 $0.00                $0.00

  (d) Class A                                       $0.00                $0.00

      Class B                                       $0.00                $0.00

12.   Investor Monthly Servicing Fee Payable at the end of the Due Period
      -------------------------------------------------------------------
  (a) Group One                                            $27,053,785.01

  (b) Group Two                                             $4,250,000.00

  (c) Series 1997-3                                         $1,140,351.66

  (d) Class A                                               $1,083,333.33

      Class B                                                  $57,018.33

13.   Class Available Subordinated Amount at the end of the Due Period
      ----------------------------------------------------------------
                                                             As a Percentage
                                                               of Class A
                                                 Total       Invested Amount
      Series 1997-3 Class B                  $85,526,375.00    13.1579%

14.   Total Available Credit Enhancement Amounts
      ------------------------------------------
                                                 Shared Amount   Class B Amount
      Maximum Amount                                      $0.00    $51,315,825.00

      Available Amount                                    $0.00    $51,315,825.00

      Amount of Drawings on Credit Enhancement
        for this Due Period                               $0.00             $0.00

15.   Delinquency Summary
      -------------------

      End of Due Period Master Trust Receivables Outstanding          $28,518,361,329.71

                          Delinquent Amount  Percentage of Ending
      Payment Status      Ending Balance     Receivables Outstanding
      30-59 days            $808,568,403.91          2.84%

      60-179 days         $1,201,933,922.02          4.21%

                                            U.S. BANK NATIONAL ASSOCIATION
                                            as Trustee


                                        BY:
                                            ----------------------------
                                                  Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                        Series 1997-3 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 23, 1997 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1997-3 Master Trust Certificates for the Distribution Date occurring on January 15, 1999:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                                $3,872,566,968.60

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                   $94,257,738.76

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                            $10,584,266.78

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                            $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                              $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                    $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                              $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                          $3,171,089.46

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                 $4,961,300.10

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                            $557,107.83

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                         $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                           $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                 $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                           $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                             $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                         $172,204.46

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of January, 1999.



                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:
                              ------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer